LOCK-UP AGREEMENT

by and between
Argyle Security Acquisition Corporation
and

THIS LOCK-UP AGREEMENT (this “Lock-Up Agreement”), dated as of ___________, 2006, by and among ARGYLE SECURITY ACQUISITION CORPORATION, a Delaware corporation (the “Company”) and ______________ (the “Stockholder”).

WHEREAS, This Lock-Up Agreement is made pursuant to the Merger Agreement, dated December [__], 2006, by and among the Company, ISI Security Group, Inc., a Delaware corporation and ISI Detention Contracting Group, Inc., a Delaware corporation (the “Merger Agreement”).

WHEREAS, the Company has entered into the Merger Agreement pursuant to which it will, among other things, issue ________________ shares of its common stock (the “Shares”) to the Stockholder; and

WHEREAS, it is a condition of the Merger Agreement that the Stockholder enter into a lock-up agreement with the Company in the form of this Lock-Up Agreement relating to the Shares.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Lock-Up Agreement, the parties hereto hereby agree as follows:

Section 1. Capitalized terms used and not otherwise defined herein that are defined in the Merger Agreement shall have the meanings given such terms in the Merger Agreement.

Section 2. (a) The Company agreed to file a registration statement with the SEC relating to the resale of the Shares on Form S-1, or such other form as may be applicable, within 30 days of Closing Date and to use commercially reasonable efforts to have such registration statement declared effective by the staff of the SEC within 150 days after the Closing Date. Regardless of the effective date of the registration statement, the Stockholder may not offer, sell, contract to sell, pledge or grant any option to purchase any of the Shares for a period commencing on the date hereof and ending on January 24, 2009, without the prior written consent of the Company, unless the Company consummated a transaction after the date of this Agreement which results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property.

(b) Notwithstanding the foregoing, the Stockholder may make transfers to (i) family members and/or estate planning vehicles (i.e., family limited partnerships and trusts), or (ii) to any controlled affiliate of the Stockholder if, prior to such transfer, any person who is permitted to receive the Shares pursuant to paragraphs (i) and (ii), above, agrees in writing to be bound by the restrictions set forth herein; provided, further, however, that any such transfer is made in compliance with all applicable securities laws and the Company receives an opinion of counsel that such transfer does not violate applicable securities laws.

(c) For the purpose of effectuating this Lock-Up Agreement, the Stockholder hereby consents to the Company issuing a stop transfer instruction to the transfer agent in accordance with the terms of this Lock-Up Agreement. Any sale of Shares in violation of this Lock-Up Agreement by the Stockholder without the consent of the Company shall constitute a material breach of this Agreement.

(d) The Stockholder acknowledges that its breach or impending violation of any of the provisions of this Lock-Up Agreement may cause irreparable damage to the Company for which remedies at law would be inadequate. The Stockholder further acknowledges and agrees that the provisions set forth herein are essential terms and conditions of the Lock-Up Agreement that the Company may seek to enforce in addition to any of its rights or remedies provided under any other agreement decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Stockholders, and the Stockholders and the Company hereby consent to the jurisdiction of any such court of competent jurisdiction, state or federal, sitting in the City of San Antonio, Texas, and authorizes the entry on its behalf of any required appearance for such purpose. This remedy shall be in addition to all other remedies available to the Company at law or equity. If any portion of this Section 2 is adjudicated to be invalid or unenforceable, this Section 2 shall be deemed amended to delete there from the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 2 in the jurisdiction in which such adjudication is made.

Section 3. Subject to Section 7 hereunder, this Lock-Up Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon the Stockholder and his or her heirs, executors, administrators, legatees and legal representatives.

Section 4. Should any part of this Lock-Up Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Lock-Up Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Lock-Up Agreement without including therein any portion which may for any reason be declared invalid.

Section 5. If the Merger Agreement (other than the provisions thereof that survive termination) is terminated or is to be terminated prior to the payment for and delivery of the Shares, the Company will release the Stockholder from its obligations under this Lock-Up Agreement.

Section 6. This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the State of Texas applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

Section 7. This Lock-Up Agreement and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignment in violation thereof shall be null and void.

Section 8. All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

if to the Company, to:

Argyle Security Acquisition Corporation
200 Concord Plaza, Suite 700
San Antonio, TX 78216
Attn: Bob Marbut
Telecopy: (210) 828-7300

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell S. Nussbaum
Telecopy:

if to the Stockholder:

c/o ISI Detention Contracting Group, Inc.
12903 Delivery Drive
San Antonio, Texas 78247
Attention: Sam Youngblood
Telecopy: 210.495.5613

with a copy to:

Hughes & Luce, LLP
111 Congress Ave; Ste. 900
Austin, TX 78701
Attention: Hull Youngblood
Telecopy : 512.482.6859

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class and certified postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

Section 9. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Lock-Up Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Lock-Up Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first written above.

ARGYLE SECURITY ACQUISITION CORP.

By:
Name:
Title:

STOCKHOLDER:

By:
Name: